[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “Agreement”), effective as of September 24, 2014 (the “Effective Date”), is entered into between Tactic Pharma, LLC, a limited liability company (“TACTIC”), having offices at 1062 Princeton Avenue, Highland Park, IL 60035 and XOMA (US) LLC, a Delaware limited liability company (“XOMA”), having offices at 2910 Seventh Street, Berkeley, California 94710. Each of XOMA and TACTIC are sometimes referred to herein separately as a “Party” and together as “Parties.”

WHEREAS TACTIC was formed upon the dissolution of Attenuon, LLC, San Diego, California, 92121 (“ATTENUON”), such that TACTIC can be considered a successor of ATTENUON;

WHEREAS TACTIC is the successor and rightful owner of certain IP rights developed by ATTENUON, including, but not limited to, ATN-658;

WHEREAS ATTENUON and XOMA had entered into a certain HUMAN ENGINEERING™ LICENSE AGREEMENT, effective September 29, 2006, (the “Prior Agreement”) in which, among other things, Attenuon, LLC obtained a license to certain HUMAN ENGINEERING PATENT RIGHTS as described in the Prior Agreement for the purposes of developing and commercializing human engineered ATN-658;

WHEREAS for the good and valuable consideration set forth in this agreement, the Parties agree that all rights, claims, and obligations under the Prior Agreement between Attenuon, LLC, its successors, and XOMA are now null and void unless expressly restated herein. Accordingly, the Parties agree that there are no outstanding payments, liabilities, or other obligations owed by TACTIC to XOMA under the Prior Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

1.1 “Affiliate” shall mean, with respect to any Person, any other Person which, presently or in the future, directly or indirectly controls, is controlled by, or is under common control with, such Person.

1.2 “Antibody” shall mean any immunoglobulin molecule (such as IgG), whether in monospecific or any other form, and shall include, without limitation, any immunoglobulin fragment (such as Fv, Fab, F(ab') or F(ab')2), any fusion protein of an immunoglobulin or immunoglobulin fragment and any single chain antibody (such as scFv), as well as any derivative of any of the foregoing.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

1.3 “TACTIC Antibody” shall mean the non-human Antibody directed to the TACTIC Target, referred to by TACTIC as “ATN-658”

1.4  “TACTIC Patent Rights” shall have the meaning set forth in Section 1.6.

1.5 “TACTIC Program Inventions” shall have the meaning set forth in Section 1.6.

1.6  “TACTIC Program Inventions and Patent Rights” shall mean any and all (a) Program Inventions, whether or not patentable, that (i) comprise or embody (A) [***], (B) [***], (C) [***], (D) [***], (E) [***] and (F) any uses of any and all of the foregoing, or (ii) do not meet the definition of [***] by virtue of the preceding clause (i) or the definition of [***] by virtue of clause (i) thereof and were [***] (collectively, the “TACTIC Program Inventions”); and (b) Patent Rights arising out of the conduct of activities under the Prior Agreement that claim or cover such TACTIC Program Inventions (the “TACTIC Patent Rights”). Notwithstanding the foregoing, TACTIC Program Inventions and Patent Rights do not include any [***] and Patent Rights; provided that the foregoing shall not apply to [***] (I) [***] (II) [***] (III) [***] (IV) [***] (V) [***] and (VI) any uses of any and all of the foregoing, each of which shall be included in the [***] and [***].

1.7 “TACTIC Target” shall mean the target antigen known as urokinase-type plasminogen activator receptor (uPAR).

1.8 “Combination Product” shall have the meaning set forth in Section 1.22.

1.9 “Composition of Matter” shall mean any composition of matter or article of manufacture.

1.10 “Confidential Information” shall mean any proprietary or confidential information or material disclosed by a Party to the other Party pursuant to the Prior Agreement or this Agreement which is (a) disclosed in tangible form and is designated thereon as “Confidential” at the time it is delivered to the receiving Party, or (b) disclosed orally and identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing Party. Notwithstanding the foregoing, Confidential Information shall not include information which the receiving Party can establish by written documentation (i) to have been publicly known prior to disclosure of such information by the disclosing Party to the receiving Party, (ii) to have become publicly known, without fault on the part of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party, (iii) to have been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information, other than under an obligation of

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

confidentiality, (iv) to have been otherwise rightfully known by the receiving Party prior to disclosure of such information by the disclosing Party to the receiving Party, other than under an obligation of confidentiality, or (v) to have been independently developed by employees or agents of the receiving Party without access to or use of such information disclosed by the disclosing Party to the receiving Party without violating any obligation of confidentiality or non-use.

1.11 “Control,” “Controls” and “Controlled” shall mean, with respect to a particular item of information or Intellectual Property Right, that the applicable Party or any of its Affiliates owns (whether solely or jointly with the other Party or any Third Party), or has a license to, such item or right and has the ability to grant to the other Party access to, and a license or sublicense (as applicable) under, such item or right as provided for herein without violating the terms of any agreement with any Third Party.

1.12  “CPR” shall have the meaning set forth in Section 9.2.

1.13 “Dispute” shall have the meaning set forth in Section 9.1.

1.14 “Human Engineer™,” “Human Engineered™” and “Human Engineering™” shall mean, for purposes of this Agreement, with respect to a particular Antibody, resulting from, or otherwise practicing, the methods of the Human Engineering™ Patent Rights or any other proprietary protein engineering methods used by XOMA for modifying non-human Antibodies with the intended purpose of making them suitable for medical purposes in humans.

1.15 “Human Engineered™ TACTIC Antibodies” shall mean the Human Engineered™ versions of the TACTIC Antibodies provided by XOMA under the Prior Agreement.

1.16 “Human Engineering™ Patent Rights” shall mean the Patent Rights listed on Schedule 1.16 hereto and all patents issuing on any of the applications so listed, including extensions, reissues and re-examinations.

1.17 “Indemnitee” shall have the meaning set forth in Section 8.2.

1.18 “Indemnitor” shall have the meaning set forth in Section 8.2.

1.19 “Intellectual Property Rights” shall mean Patent Rights, copyrights, trademarks, service marks, know-how, trade secrets, and applications and registrations for the foregoing, in any country, supranational organization or territory of the world.

1.20  "Joint Program Inventions" shall mean any and all Program Inventions, whether or not patentable, that are invented jointly by employees, agents, consultants or contractors of both [***], but [***].

1.21 "Major Market Country" shall mean any of the United States of America, Japan or any of the top five (5) countries (measured by pharmaceutical sales for the most recently com pleted calendar year for which such information is available at the time of determination) of the European Union.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

1.22  “Milestone Payment” shall have the meaning set forth in Section 3.1.

1.23 “Net Sales” shall mean the gross amount invoiced by TACTIC, its Affiliates, assignees or sublicensees for sales of Products to Third Parties, less the following items, as allocable to such Products:

(a) trade discounts, rebates or allowances actually allowed and taken directly with respect to such sales;

(b) credits or allowances additionally granted upon returns, rejections, recalls or retroactive price reductions;

(c) freight, shipping and insurance charges;

(d) [***];

(e) taxes, duties or other governmental tariffs (other than income taxes); and

(f) government mandated rebates.

In the event that a Product is sold as part of a Combination Product (as defined below) in any country, the Net Sales of the Product as part of a Combination Product in that country for the purposes of determining royalty payments shall be determined by multiplying the Net Sales of the Combination Product in that country by the fraction (A/A+B) where A is the average sale price in the relevant quarterly period of the Product in that country when sold separately in finished form and B is the average sale price in the relevant quarterly period of the Other Element (as defined below) in that country sold separately in finished form. In the event that the average sale price of the Product in that country can be determined but the average sale price of the Other Element in that country cannot be determined, Net Sales of the Product in that country for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product in that country by the fraction (C/D) where C is the selling Party's average sales price in the relevant quarterly period of the Product and D is the average selling price in the relevant quarterly period of the Combination Product in that country. If the average sale price of the Other Element in that quarterly period can be determined but the average price of the Product in that country cannot be determined, Net Sales of the Combination Product in that country for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product in that country by the following formula: one (1) minus E/D where E is the average selling price in the relevant quarterly period of the Other Element in that country and D is the average selling price of the Combination Product in that country in the relevant quarterly period. If the average sale price of both the Product and the Other Element cannot be deter mined, the Net Sales of the Product shall be reasonably agreed upon by the Parties. As used herein, the term "Combination Product" shall mean a product which contains or comprises a Product as an active component and at least one other active compound (an "Other Element").

Provision of Products free of charge for clinical trials, for promotional or sampling purposes or as donations (for example to non-profit institutions or government agencies for a non-commercial purpose) at levels not in excess of industry norms, shall not be considered in determining Net Sales.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

1.24 “Patent Prosecution” shall mean, with respect to particular Patent Rights, (a) preparing, filing and prosecuting patent applications (including, but not limited to, provisional, non-provisional, reissue, reexamination, continuing, continuation, continuation-in-part, divisional, and substitute applications and any foreign counterparts thereof) of such Patent Rights; (b) maintaining such Patent Rights; and (c) managing or conducting any interference or opposition or similar proceedings relating to the foregoing.

1.25 “Patent Rights” shall mean any of the following, whether existing now or in the future anywhere in the world: (a) patents and patent applications; (b) continuations, continuations-in-part, divisionals and substitute applications with respect to any such patent application; (c) any patents issued based on or claiming priority to any such patent applications; (d) any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patents; and (e) any confirmation patent or registration patent or patent of addition based on any such patents.

1.26 “Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity or organization not specifically listed herein.

1.27 “Product” shall mean any Composition of Matter that comprises or contains the Human Engineered™ Tactic Antibodies or any derivatives, conjugates and/or fragments thereof.

1.28 "Program Invention" shall mean any invention (whether or not patentable), discovery, Composition of Matter, improvement, enhancement, technology, data or information made or conceived in connection with the conduct of activities pursuant to the Prior Agreement.

1.29 “PTO” shall have the meaning set forth in Section 5.4(c).

1.30 “Term” shall have the meaning set forth in Section 7.1.

1.31 “Third Party” shall mean any Person other than XOMA or TACTIC or their Affiliates.

1.32 “Title XI” shall have the meaning set forth in Section 11.2.

1.33  “Valid Claim” shall mean (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim (including amendments) of a pending patent application that has neither (i) been abandoned or finally rejected without the possibility of appeal or refiling nor (ii) been pending for more than [***], provided that any claim excluded from this definition in reliance on this clause (b)(ii) that subsequently issues shall constitute a Valid Claim so long as it meets the requirements of clause (a) above.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

1.34 "XOMA Deliverables" shall mean the XOMA materials and information delivered to ATTENUON under the Prior Agreement.

1.35 “XOMA Patent Rights” shall have the meaning set forth in Section 1.37.

1.36 “XOMA Program Inventions” shall have the meaning set forth in Section 1.37.

1.37 “XOMA Program Inventions and Patent Rights” shall mean any and all (a) Program Inventions, whether or not patentable, that (i) comprise or embody (A) [***] (B) methods that are generally applicable to the [***] or (ii) do not [***] and were invented solely by employees, agents, consultants or contractors of [***] (collectively, the “XOMA Program Inventions”); and (b) all Patent Rights arising out of the conduct of activities under the Prior Agreement that claim or cover such XOMA Program Inventions (the “XOMA Patent Rights”).

ARTICLE 2

INTELLECTUAL PROPERTY RIGHTS

2.1 License Grants to TACTIC. XOMA hereby grants to TACTIC:

(a) a worldwide, non-exclusive license, with the right to sublicense in its sole discretion, under any and all Intellectual Property Rights Controlled by XOMA at any time during the Term covering, claiming or relating to Program Inventions, and/or XOMA’s Human Engineering™ technology utilized in XOMA's performance of work under the Prior Agreement including, without limitation, the Human Engineering™ Patent Rights), to make, have made, use, offer for sale, sell and import Human Engineered™ TACTIC Antibodies and any Product.

2.2 Ownership of Intellectual Property.

2.2.1 Inventorship for Program Inventions shall be determined in accordance with U.S. patent laws.

2.2.2 TACTIC reserves and shall retain all right, title and interest in and to the TACTIC Antibody and all Intellectual Property Rights therein.

2.2.3 Subject to the rights and licenses granted under this Agreement, ownership of all Program Inventions, irrespective of inventorship, shall be as follows: (a) TACTIC shall own TACTIC Program Inventions and Patent Rights; (b) XOMA shall own all XOMA Program Inventions and Patent Rights; and (c) TACTIC and XOMA shall jointly own, in equal undivided shares, any Joint Program Inventions.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

2.2.4 XOMA hereby assigns, and agrees to assign, to TACTIC all of XOMA’s right, title and interest in and to any and all TACTIC Program Inventions and Patent Rights, including, without limitation, the right to sue for past, present and future infringement. XOMA agrees, without further consideration, to execute all documents, certificates and other instruments, and to do all acts reasonably necessary to vest and confirm in TACTIC, its successors and assigns, the legal title to all such Program Inventions and Patent Rights; provided that, if such requests require more than de minimis out-of-pocket expenditures by XOMA, TACTIC will reimburse XOMA for such expenditures, to the extent previously approved by TACTIC in writing (which approval shall not be unreasonably withheld or delayed).

2.2.5 TACTIC hereby assigns, and agrees to assign, to XOMA all of TACTIC’s right, title and interest in and to any and all XOMA Program Inventions and Patent Rights, including, without limitation, the right to sue for past, present and future infringement. TACTIC agrees, without further consideration, to execute all documents, certificates and other instruments, and to do all acts reasonably necessary to vest and confirm in XOMA, its successors and assigns, the legal title to all such Program Inventions and Patent Rights; provided that, if such requests require more than de minimis out-of-pocket expenditures by TACTIC, XOMA will reimburse TACTIC for such expenditures, to the extent previously approved by XOMA in writing (which approval shall not be unreasonably withheld or delayed).

2.3 No Implied Rights. Only the rights and licenses granted pursuant to the express terms of this Agreement shall be of any legal force. Without limiting the foregoing and subject to the license granted by XOMA in Section 2.1, neither the grants provided in Section 2.1 nor the assignment from XOMA to TACTIC provided in Section 2.2.4 provide TACTIC with any right to practice the methods of the Human Engineering™ technology (including, without limitation, the Human Engineering™ Patent Rights) or, subject to the grants made in Section 2.1, to receive from XOMA or use information received from XOMA related to its Human Engineering™ technology, and in no event shall XOMA be required to disclose such methods or information.

2.4 Sublicenses. Any sublicense permitted hereunder shall be set forth in a written agreement containing provisions relating to ownership of intellectual property that are substantially consistent with, and with respect to audits and confidentiality that are substantially consistent with, and at least as stringent as, those contained herein and shall be subject and subordinate to the terms and conditions of this Agreement.

ARTICLE 3

FINANCIAL TERMS

3.1 Milestone Payments. In full consideration of the rights and licenses granted to TACTIC herein, TACTIC shall pay to XOMA the applicable payments below (each, a “Milestone Payment”)

Event	Payment
1. [***]	[***]

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
Each Milestone Payment shall be due [***] days from the achievement of the corresponding milestone event. Each Milestone Payment [***], and [***] (a) [***] or (b) [***].

3.2 Third Party Payments. TACTIC will be responsible for all financial obligations due Third Parties.

3.3 Payments; Currency. All payments due under this Article 3 shall be paid in United States dollars in immediately available funds to an account designated by XOMA.

3.4 Payment Reports and Timing.

3.4.1 TACTIC shall make a written report to XOMA within thirty (30) days of the achievement of each of the milestones set forth in Section 3.1 with respect to Product

3.5 Payment Records and Audits.

3.5.1 TACTIC shall, and shall contractually require all Third Parties selling Products on its behalf to, keep complete and accurate books of account for, and records of Net Sales of, Product in sufficient detail to enable the milestone payments payable under this Agreement to be determined

3.5.2 Upon the written request of XOMA, TACTIC shall permit an independent auditor appointed by XOMA and reasonably acceptable to TACTIC to have access during normal business hours to such of the records of TACTIC and its Affiliates as may be reasonably necessary to verify the accuracy of the Net Sales under this Agreement. The auditor shall only disclose to XOMA whether the Net Sales reported are correct or incorrect and the amount of any discrepancy. No other information shall be provided to XOMA without the prior consent of TACTIC unless disclosure is required by law, regulation or judicial order. If XOMA determines that disclosure is required by law, regulation or judicial order, it shall give TACTIC reasonable prior notice thereof in order for TACTIC to seek a protective order against or limiting such disclosure. TACTIC is entitled to require the auditor to execute a reasonable confidentiality agreement prior to commencing any such audit. Any agreement between TACTIC and/or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, pursuant to which such Third Party may market and/or sell Product shall contain provisions for access and inspection of records substantially similar to the foregoing.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

3.5.3 Audits conducted under this Section 3.5 shall be at the expense of XOMA unless an unpaid amount for the full period covered by the audit is identified, in which case all reasonable out-of-pocket costs incurred by the auditor to perform the audit will be paid promptly by TACTIC. Any unpaid amounts discovered by such inspections or otherwise will be paid promptly by TACTIC, with interest on such amounts from the date(s) such amount(s) were due, at a rate equal to the lesser of the prime rate reported by the Bank of America plus [***] per annum, or the highest interest rate permitted under applicable New York law.

ARTICLE 4

CONFIDENTIALITY

4.1 Confidential Information. Except as expressly provided herein, the Parties agree that, for the Term and for [***] thereafter, each of them shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the other Party. Each Party also agrees to cause its Affiliates with access to any Confidential Information to comply with all terms of this Agreement relating to such Confidential Information and the treatment thereof, and each Party shall remain primarily liable for any breach of any such provision by any of its Affiliates.

4.2 Permitted Use and Disclosures. The receiving Party may use or disclose Confidential Information to the extent such use or disclosure is reasonably necessary in complying with any applicable law, regulation or court order or in conducting clinical trials or in connection with seeking, enforcing or defending Patent Rights covering Program Inventions; provided that if the receiving Party is required to make any such disclosure of Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the disclosing Party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, TACTIC may use and disclose the Confidential Information of XOMA as reasonably necessary in connection with the exercise of TACTIC’s rights under Section 2.1(a) and otherwise with respect to the development or exploitation of TACTIC Program Inventions and Patent Rights, including, without limitation, to actual or prospective business partners, investors, contractors, and sublicensees of TACTIC, in each case, pursuant to a confidentiality agreement with terms substantially consistent with, and at least as stringent as, those set forth in this Agreement.

4.3 Confidential Terms. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to any Third Party without the consent of the other Party; provided that disclosures may be made as required by securities or other applicable laws, or as reasonably necessary to actual or prospective business partners, investors and Tactic's sublicensees under this Agreement pursuant to a confidentiality agreement with terms at least as stringent as those in this Agreement, or to a Party's accountants, attorneys and other professional advisors owing a contractual or other duty of confidentiality to such Party. Upon the reasonable written request of the disclosing Party, the receiving Party shall promptly return or destroy, and certify the same in writing, all Confidential Information of the other Party; provided that the receiving Party may retain one (1) copy of any such Confidential Information in its files for purposes of maintaining appropriate records of its activities in connection with this Agreement.

4.4 Use of Name. Neither Party shall use the name or trademarks of the other Party, except to the extent that a Party is permitted to use the Confidential Information of the other Party or required to do so pursuant to this Article 4, without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

4.5 Previous Agreements. The parties acknowledge and understand that the Prior Agreement is now void and superseded by this Agreement.

ARTICLE 5

PATENT RIGHTS

5.1 Prosecution and Maintenance of TACTIC and XOMA Patent Rights. TACTIC shall have sole and exclusive responsibility for Patent Prosecution of all TACTIC Patent Rights. XOMA shall have sole and exclusive responsibility for Patent Prosecution of XOMA Patent Rights. In each such case, the non-prosecuting Party will provide the prosecuting Party with such assistance and execute such documents as are reasonably necessary to permit or continue such Patent Prosecution by the prosecuting Party. The prosecuting Party shall bear all Patent Prosecution expenses, including attorneys’ fees, incurred by such Party, or by the other Party at the request of the prosecuting Party, in the performance of Patent Prosecution.

5.2 Enforcement of TACTIC and XOMA Patent Rights.

5.2.1                      Notifications. Each Party shall provide to the other Party copies of (a) any written notices it receives from any Third Party regarding any patent nullity action, declaratory judgment action, alleged invalidity, unenforceability, infringement or non-infringement with respect to or alleged misappropriation of intellectual property with respect to Program Inventions, or the TACTIC Patent Rights, and (b) any written allegations it receives from a Third Party that the manufacture, use, sale, offer for sale or import of Product infringes the Intellectual Property Rights of such Third Party, in each case promptly following receipt thereof.

5.2.2                      Infringement Proceedings Against Third Parties. TACTIC shall have the sole and exclusive right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the TACTIC Patent Rights. XOMA shall have the sole and exclusive right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing any XOMA Patent Rights. Each Party will bear all of its own costs, including attorneys’ fees, relating to such legal proceedings; provided that the Party directing such legal proceedings shall bear the other Party’s out-of-pocket expenses, including attorneys’ fees, incurred in complying with requests for cooperation made by the directing Party. Without limiting the foregoing, any recovery in connection with such suit or proceeding will be retained solely by the Party directing such suit or proceeding.

5.3 Infringement Proceedings by Third Parties. In the event that a Party receives written notice that it or any of its Affiliates have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement or misappropriation of a Third Party Intellectual Property Right as a result of the manufacture, use, sale, offer for sale or import of a Product or the XOMA Materials, such Party shall promptly notify the other Party in writing. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.

5.4 Cooperation. Each Party hereby agrees:

(a)
to cooperate in the Patent Prosecution of any inventions within the Program Inventions ;

(b)
to take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect the other Party’s ownership interest in the XOMA Materials and the Program Inventions in accordance with the intent of this Agreement;

(c)
to provide comments and suggestions, as reasonably requested by the other Party, with respect to copies of drafts of material filings with or other submissions to the U.S. Patent and Trademark Office or any foreign counterpart (the “PTO”) relating to Patent Prosecution, or the court or other tribunal relating to any infringement claims against Third Parties under the TACTIC Patent Rights or the defense of infringement or misappropriation claims by Third Parties relating to Product;

(d)
to cooperate, as reasonably necessary, with the other Party in gaining patent term extensions, supplemental protection certificates or their equivalents wherever applicable to TACTIC Patent Rights;

5.5 No Other Technology Rights. Except as otherwise provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right in any invention, discovery, Composition of Matter or other technology, or in any other Intellectual Property Right, of the other Party (including without limitation those owned, controlled or developed by the other Party at any time pursuant to this Agreement).

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Each Party hereby represents and warrants to the other Party as follows:

6.1.1 Existence. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

6.1.2 Authorization and Enforcement of Obligations. Such Party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

6.1.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been obtained.

6.1.4 No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.

6.1.5 Additional Representations of TACTIC. TACTIC further represents and warrants that (a) TACTIC was formed upon the dissolution of ATTENUON, such that TACTIC can be considered a lawful successor of ATTENUON; (b) TACTIC is the successor and rightful owner of certain IP rights developed by ATTENUON, including, but not limited to, ATN-658; (c) TACTIC will have in place by the start of a Phase I clinical trial general liability and product liability insurance with respect to the research, development and commercialization of the TACTIC Target, the TACTIC Antibody and Human Engineered™ TACTIC Antibodies in such amounts as are reasonable and customary in the biopharmaceutical industry and covenants that it shall maintain appropriate general liability and product liability insurance with respect thereto in such amounts for so long as such research, development and commercialization continues and thereafter for so long as is reasonable and customary in the biopharmaceutical industry, and (d) TACTIC and its Affiliates will have in place by the start of a Phase I clinical trial appropriate policies and procedures intended to assure that Confidential Information of XOMA, or other material non-public information of XOMA, delivered or otherwise made available to TACTIC will not be used by TACTIC or its officers, directors, employees or agents in connection with any activity that would constitute a criminal or civil violation of United States securities laws and/or the regulations of the U.S. Securities and Exchange Commission and, for so long as any provision of this Agreement remains in effect, TACTIC covenants that it shall maintain and enforce such policies and procedures and shall not disclose any such Confidential Information of XOMA, or other material non-public information of XOMA, to TACTIC's Affiliates who do not then maintain and enforce such policies.

6.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH IN SECTION 6.1 OF THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ANTIBODIES AND OTHER INFORMATION DELIVERED OR TO BE DELIVERED PURSUANT TO THE PRIOR AGREEMENT OR THE PROGRAM INVENTIONS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSON.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

ARTICLE 7

TERM AND TERMINATION

7.1 Term. Subject to Sections 7.5 and 7.6 hereof, the term of this Agreement will commence on the Effective Date and shall remain in full force and effect until the expiration of all obligations of TACTIC under Article 3, unless earlier terminated pursuant to 7.2 or 7.3 (the period from the Effective Date through such expiration or earlier termination being referred to herein as the “Term”). Upon such expiration, TACTIC shall be deemed to have a fully paid-up license to the rights set forth in Section 2.1.

7.2 Termination for Material Breach. This Agreement may be terminated by the non-breaching Party if the other Party is in breach of its material obligations under this Agreement and after receiving notice describing such breach in reasonable detail and requesting its cure has not cured such breach within [***] days (in the case of a payment breach with respect to any amount not being disputed in good faith) or [***] days (in the case of a non-payment breach). Notwithstanding the foregoing sentence of this Section 7.2: (a) if such breach is cured or shown to be non-existent within the aforesaid [***] days or [***] day period, the notice shall be deemed automatically withdrawn and of no effect and the notifying Party shall provide written notice to the breaching Party of the withdrawal; and (b) without limiting the effects of the following sentence of this Section 7.2, in the event of a good faith dispute with respect to the existence of a material breach, the [***] day or [***] day cure period shall be tolled until such time as the dispute is resolved pursuant to Article 10. The Parties acknowledge that any failure by XOMA to provide a Human EngineeredTM TACTIC Antibody that meets the Success Criteria or that meets any other technical objectives shall not in and of itself be deemed a material breach of this Agreement.

7.3 Termination For Convenience. This Agreement may be terminated without cause at any time upon sixty (60) days prior written notice by TACTIC to XOMA, at TACTIC’s discretion.

7.4 Contested Validity. If TACTIC, a TACTIC successor, a TACTIC sublicensee of the rights granted hereunder, or a person or entity Controlled by any of the preceding entities, intends to challenge the validity or enforceability of any of the XOMA Patent Rights, whether through a declaratory judgment action, opposition, post-grant proceeding or otherwise, then such entity shall: (a) [***] and (b) [***].

7.5 Effect of Termination.

7.5.1 Termination of this Agreement shall not release either Party hereto from any liability (including, without limitation, any payment obligation) which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

7.5.2 Upon any termination of this Agreement, TACTIC and XOMA shall (a) promptly return to the other Party all Confidential Information received from the other Party (except that each Party may retain one copy for its files solely for the purpose of determining its rights and obligations hereunder) or (b) destroy all such Confidential Information with the other Party’s consent.

Notwithstanding the survival of Article 2 as set forth in Section 7.6 below, (a) the rights and licenses of TACTIC under Section 2.1 shall terminate and be of no further force or effect, and (b) TACTIC (on behalf of itself, its Affiliates, and its successors and assigns) shall not (i) practice or exercise any invention claimed in, or license, authorize or otherwise allow any Third Party to practice or exercise such invention claimed in, any XOMA Patent Rights or (ii) except as reasonably necessary to comply with applicable law, regulation or court order as provided in Section 4.2, use or disclose, or authorize or otherwise allow the use or disclosure of, the XOMA Deliverables, upon (A) termination of this Agreement by TACTIC pursuant to Section 7.3; (B) termination of this Agreement by XOMA pursuant to Section 7.2 based on TACTIC 's failure to pay any amount due under Article 3 hereof and not being disputed in good faith; or (C) TACTIC 's failure to pay a sum that had been disputed in good faith by the Parties (together with all accrued interest due thereon under this Agreement) within [***] days after a final determination by an arbitrator pursuant to Section 9.3 that such amount is due under this Agreement..

7.5.3 Nothing herein shall in any way limit or restrict XOMA’s ability to seek and obtain money damages, injunctive relief or any other remedy, whether at law or in equity, that may be available from or awarded by a court of competent jurisdiction based on, arising out of or relating to any breach of this Agreement by TACTIC.

7.5.4  Notwithstanding anything to the contrary herein, XOMA shall not, at any time during the Term or thereafter, use, or authorize or otherwise allow the use of any Human Engineered™ TACTIC Antibody.

7.6 Survival. Sections 3.5, 7.5 and 7.6, and Articles 1, 2 (including, subject to Section 7.5.2, all rights and licenses therein), 4, 5, 6, 8, 9, 10 and 11 of this Agreement shall survive any termination hereof.

ARTICLE 8

INDEMNITY

8.1 Indemnity.

8.1.1 By XOMA. XOMA shall indemnify and hold TACTIC harmless, and hereby forever releases and discharges TACTIC, from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of XOMA under this or the Prior Agreement, (b) [***] or (c) the gross negligence or willful misconduct of XOMA, its Affiliates or sublicensees in the performance of its obligations, and its permitted activities, under this or the Prior Agreement; in each case except to the extent arising from the gross negligence or willful misconduct of ATTENUON or TACTIC

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

8.1.2 By TACTIC. TACTIC shall indemnify and hold XOMA harmless, and hereby forever releases and discharges XOMA, from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arising from (a) the breach of any representation, warranty or covenant of ATTENUON or TACTIC under this or the Prior Agreement, (b) [***] the making, having made, using, offering for sale, selling or importing of any Antibody to the TACTIC Target (including without limitation any Human Engineered™ TACTIC Antibody or Product) by ATTENUON, TACTIC, its Affiliates or licensees or by XOMA pursuant to the terms of this Agreement, (c) the use of the TACTIC Target or the ATTENUON Deliverables by XOMA pursuant to the terms of the Prior Agreement or (d) the gross negligence or willful misconduct of ATTENUON, TACTIC, their Affiliates or licensees in the performance of its obligations, and its permitted activities, under this or the Prior Agreement; in each case except to the extent arising from (i) [***] or (ii) the gross negligence or willful misconduct of XOMA.

8.2 Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 8 shall promptly notify the other Party (the “Indemnitor”) of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding. The indemnity obligations under this Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, if prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article 8. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its employees and agents shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation and defense of any claim, demand, action or other proceeding covered by this Article 8.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

ARTICLE 9

DISPUTE RESOLUTION

9.1 Attempts to Amicably Resolve Disputes. If any dispute, controversy or claim is initiated by either Party arising out of, resulting from or relating in any way to this Agreement, the performance by either Party of its obligations under this Agreement or the subject matter of this Agreement (a “Dispute”), then the Parties shall attempt to resolve such Dispute as follows. The Party initiating the Dispute shall give written notice to the other Party specifying in reasonably specific detail the basis for such Dispute. Following receipt of such notice, the Parties shall refer the Dispute to their respective chief executive officers (or their designees) for resolution. The Parties’ respective chief executive officers (or their designees) shall meet (in person, by videoconference or by telephone as mutually agreed upon by the Parties) to attempt to reach a mutually acceptable resolution of the Dispute.

9.2 Mediation. Subject to Section 9.4, if a Dispute is not resolved in the manner set forth in Section 9.1 within [***] days after receipt of notice under Section 9.1, the Parties agree to try in good faith to resolve such dispute in an expeditious manner by mediation administered by the CPR Institute for Dispute Resolution or its successor organization (“CPR”) in accordance with its mediation procedure. The mediation proceeding shall be conducted at the location of the Party not originally requesting the resolution of the Dispute. The Parties agree that they shall share equally the cost of the mediation filing and hearing fees and the cost of the mediator. Each Party must bear its own attorney’s fees and associated costs and expenses. For the avoidance of doubt, nothing in connection with such mediation shall be binding on either Party, except for the provisions regarding sharing of costs set forth in this Section 9.2.

9.3 Arbitration.

9.3.1 Subject to Section 9.4, any Dispute that is not resolved in the manner set forth in Section 9.2 within [***] days after referral to mediation under Section 9.2 shall be finally resolved by binding arbitration, as set forth in this Section 9.3.

9.3.2 Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of one (1) arbitrator appointed in accordance with such rules to be appointed within [***] days of such notice. Such arbitrator shall have no less than [***] of experience directly in the field of biotechnology licensing, and shall be available to serve under the geographic and time constraints set forth herein and in Section 9.3.3. Any such arbitration shall be held in New York, New York.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

9.3.3 The arbitrator shall be jointly instructed by the Parties in writing to set a schedule that will enable them to complete all proceedings and render their award within [***] days from the date of appointment of the arbitrator in accordance with Section 9.3.2. For good cause shown, the arbitrator may extend this schedule for up to, but in no event more than, [***] additional days. The failure of the arbitrator to render a final award within the foregoing time frame shall not give rise to a jurisdictional defect, but this fact shall not be disclosed to the arbitrators until after the expiration of such [***] day period. The arbitrator shall have the authority to grant specific performance in such equitable manner as they determine. The prevailing Party in any such arbitration (as determined by the arbitrator) shall be entitled to recover its reasonable attorneys’ fees and expenses incurred in connection with such arbitration. Judgment upon the award so rendered may be entered in any court having jurisdiction as provided in Section 9.5 or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

9.3.4 In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.3.5 Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending, the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

9.4 Disputes Regarding Patents. Notwithstanding any provision hereof to the contrary, any Dispute relating to the determination of ownership, validity, enforceability or infringement by the other Party of a Party’s patents shall, if not resolved in the manner set forth in Section 9.1 within [***] days after receipt of notice under Section 9.1, be submitted exclusively to the federal courts located in New York, New York , and the Parties hereby consent to the jurisdiction and venue of such court.

9.5 Venue; Jurisdiction.

9.5.1 Any action or proceeding brought by either Party seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against either Party in the courts of the State of New York. Each Party (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and to the jurisdiction of any United States District Court in the State of New York , for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by any Party or its successors or assigns, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction that may be called upon to grant an enforcement of the judgment of any such Illinois state or federal court.

9.5.2 Process in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be served on any Party anywhere in the world. Each Party consents to service of process by registered mail at the address to which notices are to be given pursuant to Section 11.4. Nothing herein shall affect the right of a Party to serve process in any other manner permitted by applicable law. Each Party further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its liability.

9.5.3 Each Party agrees that it shall not, and that it shall instruct those in its control not to, take any action to frustrate or prevent the enforcement of any writ, decree, final judgment, award (arbitral or otherwise) or order entered against it with respect to this Agreement, and shall agree to be bound thereby as if issued or executed by a competent judicial tribunal having personal jurisdiction situated in its country of residence or domicile.

ARTICLE 10

SUCCESSORS AND ASSIGNS

10.1 Limited Right to Assign. Neither TACTIC nor XOMA may transfer or assign this Agreement or any of its rights hereunder without the written consent of the other; provided, however, that (a) XOMA may, without such consent, assign this Agreement and its rights and obligations hereunder to a Third Party only in connection with the transfer or sale of all or substantially all of its business relating to Human Engineering™, or in the event of a merger, consolidation or other transaction resulting in a change in control of XOMA, and (b) TACTIC may, without such consent, assign this Agreement and its rights and obligations hereunder to a Third Party only in connection with the transfer or sale of a Human Engineered™ version of a TACTIC Antibody or all or substantially all of its assets relating to its anti-uPAR monoclonal antibodies or in the event of a merger, consolidation or other transaction resulting in a change in control of TACTIC. Any attempted transfer or assignment in violation of this Section 10.1 shall be void. Nothing herein shall prohibit any transfer or assignment by either TACTIC or XOMA to or among any of their respective Affiliates.

10.2 Permitted Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns as permitted in Section 10.1.

ARTICLE 11

MISCELLANEOUS

11.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.

11.2 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title XI of the United States Code (“Title XI”), licenses of rights to “intellectual property” as defined in Title XI. During the Term each Party shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against one Party under Title XI, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (a) upon such Party’s written request following the commencement of such bankruptcy proceeding, unless the Party subject to such bankruptcy proceeding, or its trustee or receiver, elects within [***] days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such other Party’s request following the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding. If a Party has taken possession of all applicable embodiments of the intellectual property of the other Party pursuant to this Section 11.2 and the trustee in bankruptcy of the other Party does not reject this Agreement, the Party in possession of such intellectual property shall return such embodiments upon request. If a Party seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), the other Party hereby elects, pursuant to Section 365(n) of Title XI, to retain all rights granted to it under this Agreement to the extent permitted by law.

11.3 Waiver. No waiver of any rights shall be effective unless consented to in writing by the Party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

11.4 Notices. All invoices, notices, requests and other communications hereunder shall be in writing and shall be delivered or sent in each case to the respective address specified below, or such other address as may be specified in writing to the other Party hereto, and shall be effective on receipt.

If to TACTIC:
Tactic Pharma, LLC

                                                                          [***]

                                                                        Attention: Andrew Mazar, CSO.

With a copy to:
Baker & Hostetler, LLP 2929 Arch Street

Cira Centre – 12th Floor

Philadelphia, PA 19004

Attention: Tactic Pharma Legal Counsel, Dr. Jeffrey H. Rosedale

If to XOMA:
XOMA (US) LLC

                                                                         2910 Seventh Street

                                                                        Berkeley, California 94710

                                                                        Attention: Legal Department

with a copy to:
XOMA (US) LLC

                                                                          2910 Seventh Street

                                                                          Berkeley, California 94710

                                                                          Attention: Legal Department

11.5 Independent Contractors. The Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute TACTIC or XOMA as partners or joint venturers with respect to this Agreement. Except as expressly provided for by this Agreement, no Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any other contract, agreement or undertaking with any Third Party.

11.6 Force Majeure. A Party shall neither be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any obligation under this Agreement (other than an obligation for the payment of money) to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of such Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or other Party.

11.7 Other Activities. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall preclude either Party from conducting other programs (either for its own benefit or with or for the benefit of any other Person) to conduct research, or to develop or commercialize products or services, for use in any field.

11.8 Headings. The captions to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

11.9 Entire Agreement; Amendment.

11.9.1 This Agreement constitutes the entire and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all previous discussions, agreements, representations, commitments and writing in respect thereof.

11.9.2 No amendment or addition to this Agreement shall be effective unless reduced to writing and executed by the authorized representatives of the Parties.

11.10 Illegality; Unenforceability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

[SIGNATURE PAGE FOLLOWS ]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

TACTIC PHARMA, LLC By: /s/ Andrew Mazar Andrew Mazar Chief Scientific Officer	XOMA (US) LLC By: /s/ James Neal James R. Neal VP, Business Development & Program Leadership

[***] = Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted information.
Schedule 1.16

Human Engineering™ Patent Rights

Title:
[***]
Inventors:                                Studnicka, Little, Fishwild, Kohn

Based on [***].

COUNTRY	SERIAL NO.	PATENT NO.	EXPIRES
[***]	[***]	[***]	[***]

[***]